UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2026 (March 24, 2026)

ARDENT HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42180	61-1764793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Seven Springs Way, Suite 100, Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)
(615) 296-3000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARDT	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, Ardent Health, Inc. (the “Company”) and Ethan Chernin determined that Mr. Chernin would no longer serve as President, Hospital Services and would depart the Company effective that day. The Company treated Mr. Chernin’s departure from the Company as a “Qualifying Termination” pursuant to the Company’s Executive Severance Plan (the “Severance Plan”). Mr. Chernin will be entitled to receive severance and related benefits for such a separation, subject to compliance with the terms and conditions of the Severance Plan. The severance and related benefits under the Severance Plan are described further in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 8, 2025, and in the Severance Plan, filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024 filed with the Securities and Exchange Commission on August 14, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026	ARDENT HEALTH, INC.

	By:	/s/ Stephen C. Petrovich
	Name:	Stephen C. Petrovich
	Title:	Executive Vice President & General Counsel